{2445-00178/00946476;8} 1 SECOND AMENDMENT TO OFFICE LEASE THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of October 14, 2020, by and between KR 100 FIRST STREET OWNER, LLC, a Delaware limited liability company (“Landlord”), and OKTA, INC., a Delaware corporation (“Tenant”). RECITALS A. Landlord and Tenant are parties to that certain Office Lease dated December 2, 2017 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Office Lease dated as of August 27, 2019 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 207,066 rentable square feet (the “Existing Premises”) in the building located at 100 First Street, San Francisco, California (the “Building”), comprised of: (i) 23,289 rentable square feet of space described as Suite 400 on the fourth (4th) floor of the Building; (ii) 23,289 rentable square feet of space described as Suite 500 on the fifth (5th) floor of the Building; (iii) 23,289 rentable square feet of space described as Suite 600 on the sixth (6th) floor of the Building; (iv) 23,289 rentable square feet of space described as Suite 700 on the seventh (7th) floor of the Building; (v) 19,039 rentable square feet of space described as Suite 800 on the eighth (8th) floor of the Building; (vi) 19,039 rentable square feet of space described as Suite 900 on the ninth (9th) floor of the Building; (vii) 19,039 rentable square feet of space described as Suite 1000 on the tenth (10th) floor of the Building; (viii) 19,039 rentable square feet of space described as Suite 1100 on the eleventh (11th) floor of the Building; (ix) 19,060 rentable square feet of space described as Suite 1400 on the fourteenth (14th) floor of the Building; (x) 18,694 rentable square feet of space described as Suite 1500 on the fifteenth (15th) floor of the Building; and (xi) 11,361 rentable square feet of space described as Suite 2400 on the twenty-fourth (24th) floor of the Building. Pursuant to the Lease, Landlord has also leased to Tenant space currently containing 47,939 rentable square feet (the “Must-Take Space” and, together with the Existing Premises, the “Premises”), comprised of (a) 9,137 rentable square feet of space described as Suite 1200 on the twelfth (12th) floor of the Building; (b) 19,401 rentable square feet of space described as Suite 1600 on the sixteenth (16th) floor of the Building; and (c) 19,401 rentable square feet of space described as Suite 1700 on the seventeenth (17th) floor of the Building. B. As set forth in the Lease, Andersen Tax LLC, a Delaware limited liability company (“Prior Tenant”), did not exercise its option to renew the term of its lease for the Must-Take Space. Landlord delivered the Must-Take Space in its entirety to Tenant, and this Amendment constitutes the Must-Take Amendment (as described in Section 1.4.8 of the Original Lease) for the entire Must- Take Space. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Must-Take Space. Landlord delivered the entire Must-Take Space in the Delivery Condition on February 1, 2020. Accordingly, (i) each Must-Take Delivery Date occurred on February 1, 2020; (ii) the Must-Take Effective Date for the entirety of the Must-Take Space occurred on June 30, 2020; and (iii) the Must-Take Term for the entirety of the Must-Take Space commenced on the Must-Take Effective Date (i.e., June 30, 2020) and ends (unless sooner terminated pursuant to the terms of the Lease, as amended hereby) on the Lease Expiration Date (i.e., October 31, 2028). As of the Must- Take Effective Date, the Must-Take Space comprises part of the Premises and the rentable square footage of the Premises is increased to include the Must-Take Space. The Must-Take Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Existing Premises unless such concessions are expressly provided for herein with respect to the Must-Take Space. Without limiting the generality of the foregoing, during any period from and after the Must-Take Effective Date that Tenant is entitled to provide janitorial services, equipment and supplies to the Must-Take Space and Tenant does provide such janitorial services, equipment and supplies to the Must-Take Space in accordance with Section 6.1.5 of the Original Lease, Tenant shall be entitled to the Janitorial Credit, subject to and in accordance with the terms and conditions of Section 6.1.5 of the Original Lease. 2. Base Rent. As of the Must-Take Effective Date, the schedule of Base Rent payable with respect to the Must-Take Space for the balance of the original Lease Term is the following: DocuSign Envelope ID: 0D5CA09D-06AC-40BF-AC48-C9F2109DCC2B

DocuSign Envelope ID: 0D5CA09D-06AC-40BF-AC48-C9F2109DCC2B

Period	Rentable Square Footage	Annual Base Rent*	Monthly Installment of Base Rent*	Annual Rental Rate per Rentable Square Foot*
6/30/2020 – 10/31/2020	47,939	$3,752,664.92	$312,722.08	$78.28
11/1/2020 – 10/31/2021	47,939	$3,865,244.87	$322,103.74	$80.63**
11/1/2021 – 10/31/2022	47,939	$3,981,202.22	$331,766.85	$83.05**
11/1/2022 – 10/31/2023	47,939	$4,100,638.29	$341,719.86	$85.54**
11/1/2023 – 10/31/2024	47,939	$4,223,657.44	$351,971.45	$88.10**
11/1/2024 – 10/31/2025	47,939	$4,350,367.16	$362,530.60	$90.75**
11/1/2025 – 10/31/2026	47,939	$4,480,878.17	$373,406.51	$93.47**
11/1/2026 – 10/31/2027	47,939	$4,615,304.52	$384,608.71	$96.27**
11/1/2027 – 10/31/2028	47,939	$4,753,763.66	$396,146.97	$99.16**

* The initial Annual Base Rent amount was calculated by multiplying the initial Annual Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the Must-Take Space, and the initial Monthly Installment of Base Rent amount was calculated by dividing the initial Annual Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Must-Take Term commencing on November 1, 2020, the calculation of each Annual Base Rent amount reflects an annual increase of three percent (3%) and each Monthly Installment of Base Rent amount was calculated by dividing the corresponding Annual Base Rent amount by twelve (12).

** The amount(s) identified in the column entitled "Annual Rental Rate per Rentable Square Foot" are rounded amounts provided for informational purposes only.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. Pursuant to Section 1.4.3 of the Original Lease, Tenant shall be entitled to a proportional abatement of Base Rent with respect to the Must-Take Space (hereinafter, the "Must-Take Space Abatement"). Accordingly, Landlord and Tenant acknowledge and agree that, notwithstanding anything to the contrary contained in the Lease, as amended hereby, during the period commencing as of the Must-Take Effective Date (i.e., June 30, 2020) through January 20, 2021 (i.e., the date which is six and two-thirds (6⅔) months after the Must-Take Effective Date) (the "Must-Take Space Base Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Must-Take Space during such period. Landlord and Tenant further acknowledge and agree that the aggregate amount of the Must-Take Space Abatement equals $2,113,328.74. Tenant acknowledges and agrees that during the Must-Take Space Base Rent Abatement Period, such abatement of Base Rent for the Must-Take Space shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of the Lease, as amended hereby, which increases shall be calculated without regard to such Must-Take Space Abatement. Additionally, Tenant shall be obligated to pay all Additional Rent applicable to the Must-Take Space during the Must-Take Space Base Rent Abatement Period subject to Section 4.4 of the Original Lease. Tenant acknowledges and agrees that the foregoing Must-Take Space Abatement has been granted to Tenant as additional consideration for entering into the Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under the Lease, as amended hereby. If Tenant shall be in default under the Lease, as amended hereby, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease, as amended hereby, then Tenant's right to receive the Must-Take Space Abatement shall toll (and Tenant shall be required to pay all Base Rent for the Must-Take Space during such period) until Tenant has cured, to Landlord's reasonable satisfaction, such default and at such time Tenant shall be entitled to receive any unapplied Must-Take Space Abatement until fully applied.

3. <u>Letter of Credit.</u> Landlord is currently holding a letter of credit (the "Letter of Credit") in the amount of $8,000,000.00 as collateral for Tenant's performance of its obligations under the Lease, as amended hereby. Landlord and Tenant acknowledge and agree that Tenant has satisfied the Must-Take L-C Withdrawal Conditions and that Tenant shall have no obligation to deliver any amendment to the existing Letter of Credit or a new or replacement L-C in connection with this Amendment and/or with respect to the Must-Take Space.

4. <u>Additional Rent.</u> For the period commencing from the date that is twelve (12) full Lease Months following the Must-Take Effective Date (i.e., July 1, 2021) and ending on the Lease Expiration Date, Tenant shall pay for Tenant's Share of Direct Expenses applicable to the Must-Take Space, which Tenant's Share for the Must-Take Space is 10.58% of the Office Space (i.e., 2.02% of the Office Space, with respect to Suite 1200, 4.28% of the Office Space with respect to Suite 1600 and 4.28% of the Office Space with respect to Suite 1700) as set forth in Section 6 of the Summary in the Original Lease, in accordance with the terms of the Lease, as amended hereby; provided, however,

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{2445-00178/00946476;8} 3 during such period, the Base Year for the computation of Tenant’s Share of Direct Expenses solely with respect to the Must-Take Space is calendar year 2020. 5. Improvements. 5.1 Condition of Must-Take Space. Except as specifically set forth in this Amendment and the Lease (including, without limitation, the Work Letter), Tenant shall accept the Must-Take Space in its existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Must-Take Space. 5.2 Must-Take Allowance. Landlord and Tenant acknowledge and agree that (i) the Must- Take Allowance is an amount equal to $3,980,375.17 (i.e., $83.03 per rentable square foot of the Must-Take Space); and (ii) the Ancillary Use/Line Allocation Amount is an amount equal to $191,756.00 (i.e., $4.00 per rentable square foot of the Must-Take Space). 5.3 Must-Take Improvements; Work Letter Revisions. Tenant may perform the Improvements with respect to the Must-Take Space in accordance with the terms of the Work Letter attached as Exhibit B to the Original Lease, as amended by this Amendment. Accordingly, for purposes of this Amendment, (i) the third to final sentence of Section 2.2.2.1 of the Work Letter shall be revised to read as follows: “Within ten (10) days thereafter, Landlord shall deliver a check made payable to the applicable Contractor in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1 above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the applicable Must-Take Allowance (excluding the Final Retention), provided that Landlord does not dispute any request for payment based on non- compliance of any work with the Approved Working Drawings, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason.”, (ii) the phrase “Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and the applicable Contractor, or directly to such Contractor at Landlord’s reasonable discretion” at the start of Section 2.2.2.2 of the Work Letter shall be revised to read as follows: “Subject to the provisions of this Work Letter, a check for the Final Retention made payable to the applicable Contractor”, (iii) Section 4.2.1.2 of the Work Letter shall be deleted in its entirety, (iv) for the avoidance of doubt, no Coordination Fee shall be payable in connection with Tenant’s performance of the Must- Take Space Improvements, (v) the reference to “held at either 100 First Street San Francisco, California or 634 Second Street, San Francisco, California, as designated by Landlord” in Section 4.2.5 shall be deleted in its entirety and replaced with “held either at 100 First Street, San Francisco, California or telephonically or via video conference, as designated by Tenant”, (vi) Ada Wong shall be removed as Tenant’s representative from Section 6.1 of the Work Letter and Assal Yavari (whose e-mail address for the purposes of the Work Letter is assal.yavari@okta.com and phone number is (888) 722-7871) shall be added as Tenant’s representative in Section 6.1 of the Work Letter, (vii) Eddie Perez shall be removed as a Landlord’s representative from Section 6.2 of the Work Letter, and (viii) the Construction Risk Alternative shall not apply to the Improvements with respect to the Must-Take Space and Landlord shall have no right to deliver Landlord’s Construction Risk Notice with respect to such Improvements with respect to the Must- Take Space. Notwithstanding anything to the contrary contained in the Work Letter, Landlord shall make all payments from the Must-Take Allowance to the applicable Contractors first and thereafter any remaining amounts shall be the responsibility of Tenant, it being the intent of the parties that no funds or payment shall be made on a pari passu basis. 6. Insurance. Tenant acknowledges that Section 10.5 of the Original Lease regarding Tenant’s Insurance covers the Must-Take Space. 7. Miscellaneous. 7.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. 7.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency DocuSign Envelope ID: 0D5CA09D-06AC-40BF-AC48-C9F2109DCC2B

{2445-00178/00946476;8} 4 between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. 7.3 Neither party shall be bound by this Amendment until both parties have executed and delivered the same to each other. 7.4 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Colliers International. Tenant agrees to indemnify and hold Landlord and the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than CBRE, Inc. Landlord agrees to indemnify and hold Tenant and the Tenant Parties harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment. 7.5 The terms and conditions of Section 29.43 of the Original Lease shall apply to this Amendment. 7.6 For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Premises nor the interior of the Building have undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction- related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor together with reasonable supporting evidence, as Additional Rent, for the cost incurred by Landlord in connection with performing such improvements or repairs. The foregoing verification is included in this Amendment solely for the purpose of complying with California Civil Code Section 1938 and the terms of this Section 7.6 regarding the parties’ liability for construction related accessibility requirements shall apply only in the event Tenant exercises a right to conduct a CASp inspection and shall not in any manner otherwise affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as are expressly set forth in the Lease, as amended hereby. 7.7 THE PARTIES HERETO CONSENT AND AGREE THAT THIS AMENDMENT MAY BE SIGNED AND/OR TRANSMITTED BY FACSIMILE, E-MAIL OF A .PDF DOCUMENT OR USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD SHALL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND-WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS DOCUMENT USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN”, SUCH PARTY IS SIGNING THIS AMENDMENT ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS AMENDMENT SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES. DocuSign Envelope ID: 0D5CA09D-06AC-40BF-AC48-C9F2109DCC2B

{2445-00178/00946476;8} 5 7.8 To induce Tenant to execute this Amendment, and in addition to the other representations and warranties of Landlord contained in the Lease, as amended hereby, Landlord warrants and represents that: (a) No person or entity (except Tenant) has any right to lease or take possession of any portion of the Must-Take Space (including, without limitation, Prior Tenant). (b) As of the date of this Amendment, to Landlord’s knowledge, no restrictions contained in any leases of other tenants at the Project do or shall prohibit, restrict, conflict with or adversely affect Tenant’s use and occupancy of the Must-Take Space or the Premises or the intended use of the rights granted to Tenant in the Lease, as amended hereby, including the Ancillary Uses. (c) As of the date of this Amendment, no Security Document that affects the validity of the Lease, as amended hereby, encumbers Landlord’s interest in the Building or Project as of the date hereof. [Signature Page Follows] DocuSign Envelope ID: 0D5CA09D-06AC-40BF-AC48-C9F2109DCC2B

DocuSign Envelope ID: 0D5CA09D-06AC-40BF-AC48-C9F2109DCC2B

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

KR 100 FIRST STREET OWNER, LLC,
a Delaware limited liability company

By: 100 First Street Member, LLC,
a Delaware limited liability company,
its Manager

By: Kilroy Realty, L.P.,
a Delaware limited partnership,
its Managing Member

By: Kilroy Realty Corporation,
a Maryland corporation,
its General Partner

DocuSigned by:
By: John Osmond
Name: John Osmond
Title: SVP Asset Management

DocuSigned by:
By: Eileen Kong
Name: Eileen Kong
Title: SVP, Asset Management

TENANT:

OKTA, INC.,
a Delaware corporation

DocuSigned by:
By: Jon Runyan
Name: Jon Runyan
Title: General Counsel

DS
ME

By: ______________________
Name: ______________________
Title: ______________________

[Signature Page to Second Amendment to Office Lease]

{2445-00178/00946476;8}

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